Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission

Washington, D.C. 20549

We consent to the use in this Registration Statement on Form S-8 of ICOP Digital, Inc. of our report dated March 20, 2009, relating to our audits of the financial statements for the years ended December 31, 2008 and 2007, appearing in the prospectus which is part of this Registration Statement.

We also consent to the references to our Firm under the caption “Experts” in such prospectus.

/s/    Cordovano and Honeck LLP

Englewood, Colorado

October 16, 2009